Seer Reports Third Quarter 2025 Financial Results

REDWOOD CITY, Calif. November 6, 2025 – Seer, Inc. (Nasdaq: SEER), the pioneer and trusted partner for deep, unbiased proteomic insights, today reported financial results for the third quarter ended September 30, 2025.

Recent Highlights

•
Generated revenue of $4.1 million for the third quarter of 2025
•
Achieved a record quarter for third-party publications and preprints, with more than 60 total to date
•
Ended the quarter with approximately $251.2 million of cash, cash equivalents and investments

“In Q3, we saw robust demand and utilization for our recently launched Proteograph ONE workflow, resulting in another strong quarter for instrument shipments. Notably, we have shipped nearly three times as many instruments in the first nine months of this year as we did in all of 2024,” said Omid Farokhzad, Chair and CEO of Seer. “We also saw a record number of third-party publications demonstrating the value of the Proteograph and further validating its performance across a range of applications. Together, these achievements highlight the growing adoption of our technology and reinforce our leadership in enabling deep, unbiased proteomics at scale. I’m proud of our team’s execution as we advance the reach and impact of the Proteograph Product Suite.”

Third Quarter 2025 Financial Results

Revenue was $4.1 million for the third quarter of 2025, a 2% increase from $4.0 million for the corresponding prior year period, primarily due to higher product sales and service revenue in the quarter. Product revenue for the third quarter of 2025 was $2.8 million and consisted of sales of Proteograph instruments and consumable kits. Service revenue was $1.2 million for the third quarter of 2025, including $300 thousand of related party revenue, and primarily consisted of revenue related to Seer Technology Access Center service projects. Other revenue was $152 thousand for the third quarter of 2025.

Gross profit was $2.1 million and gross margin was 51% for the third quarter of 2025.

Operating expenses were $21.5 million for the third quarter of 2025, including $3.5 million of stock-based compensation, a decrease of 18% compared to $26.3 million for the corresponding prior year period, including $6.1 million of stock-based compensation. The decrease in operating expenses was primarily driven by a reduction in stock-based compensation, business expenses, and allocated costs.

Net loss was $18.2 million for the third quarter of 2025, compared to $21.3 million for the corresponding prior year period.

Cash, cash equivalents and investments were approximately $251.2 million as of September 30, 2025.

2025 Guidance

Seer continues to expect full year 2025 revenue to be in the range of $17 million to $18 million, representing growth of 24% at the midpoint over full year 2024.

Webcast Information

Seer will host a conference call to discuss the third quarter 2025 financial results on Thursday, November 6, 2025 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics—delivering insights with scale, speed, precision, and reproducibility previously unattainable by other proteomic methods. Seer’s Proteograph Product Suite uniquely integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables, and advanced analytical software to solve challenges conventional methods have failed to overcome. Traditional proteomic technologies have struggled with inconsistent data, limited throughput, and prohibitive complexity, but Seer’s robust and scalable workflow consistently reveals biological insights that others do not. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information about Seer’s differentiated approach and ongoing leadership in proteomics, visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s expectations for future results of operations and its financial position, business strategy, partnerships, adoption of our products and outlook for fiscal year 2025. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (“SEC”) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

SEER, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product	$2,756	$2,915	$8,372	$6,344
Service	913	661	2,913	1,751
Related party	300	366	761	1,903
Other	152	90	331	172
Total revenue	4,121	4,032	12,377	10,170
Cost of revenue:
Product	1,327	1,510	3,868	3,202
Service	335	268	1,261	899
Related party	85	183	224	651
Other	264	133	742	388
Total cost of revenue	2,011	2,094	6,095	5,140
Gross profit	2,110	1,938	6,282	5,030
Operating expenses:
Research and development	10,797	12,967	34,132	37,966
Selling, general and administrative	10,659	13,296	32,757	43,677
Total operating expenses	21,456	26,263	66,889	81,643
Loss from operations	(19,346)	(24,325)	(60,607)	(76,613)
Other income (expense):
Interest income	2,765	4,082	8,974	13,101
Loss on equity method investment	(1,419)	(861)	(4,835)	(861)
Other expense	(210)	(224)	(965)	(484)
Total other income	1,136	2,997	3,174	11,756
Loss before provision for income taxes	(18,210)	(21,328)	(57,433)	(64,857)
Provision for income taxes	24	—	173	—
Net loss	$(18,234)	$(21,328)	$(57,606)	$(64,857)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	124	1,415	295	981
Comprehensive loss	$(18,110)	$(19,913)	$(57,311)	$(63,876)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.32)	$(0.35)	$(0.99)	$(1.02)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	56,312,290	61,186,324	57,928,898	63,441,333

SEER, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$44,973	$40,753
Short-term investments	154,262	195,657
Accounts receivable, net	3,502	3,997
Related party receivables	300	379
Other receivables	1,355	1,853
Inventory	8,126	7,436
Prepaid expenses and other current assets	1,845	3,248
Total current assets	214,363	253,323
Long-term investments	51,950	63,103
Operating lease right-of-use assets	21,077	22,791
Property and equipment, net	15,474	18,575
Restricted cash	524	524
Other assets	5,220	8,281
Total assets	$308,608	$366,597
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,261	$4,621
Accrued expenses	7,770	7,937
Deferred revenue	486	408
Operating lease liabilities, current	2,507	2,312
Other current liabilities	18	50
Total current liabilities	15,042	15,328
Operating lease liabilities, net of current portion	21,742	23,652
Other noncurrent liabilities	10	48
Total liabilities	36,794	39,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of September 30, 2025 and December 31, 2024; zero shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 51,759,773 and 55,083,123 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 4,026,571 and 4,044,969 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	721,360	719,804
Accumulated other comprehensive gain	431	136
Accumulated deficit	(449,978)	(392,372)
Total stockholders’ equity	271,814	327,569
Total liabilities and stockholders’ equity	$308,608	$366,597